Exhibit 3.1

SECRETARY OF STATE
STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that BANNER RESOURCES INC. did on January 24, 2005 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

(The Great Seal of the State of Nevada)

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 25, 2005.

/s/ Dean Heller
DEAN HELLER
Secretary of State

By /s/   (illegible)
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz
ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)
FILED# C1615-05 JAN 24 2005 IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE

1. Name of Corporation:	BANNER RESOURCES INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Eh? Clerical Services Inc. 3990 Warren Way, Reno, NV 89509
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par Value: $.001 Number of shares without par value: 0
4. Name & Addresses, of Board of Directors/ Trustees: (attach additional page if there is more than 3 directors/trustees)	James H. Disher 3990 Warren Way, Reno, NV 89509
5. Purpose: (optional-see instructions)	The purpose of the corporation shall be: To engage in any lawful activity provided for a corporation organized under the provisions of NRS 78.
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	James H. Disher Name	/s/ James H. Disher Signature
Address: 3990 Warren Way, Reno, NV 89509
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Megan Hughes for Eh? Clerical Services Inc. Date: Jan 24/2005 Authorized Signatory of R. A. or On Behalf of R. A. Company

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)
STATE OF NEVADA
SECRETARY OF STATE

ARTICLE 1
NAME

The name of the corporation is: BANNER RESOURCES INC.

ARTICLE 2
RESIDENT AGENT

The resident agent for this Corporation shall be: Eh? Clerical Services Inc.

The address of said agent, and, the registered or statutory address of this Corporation in the state of Nevada, shall be: 3990 Warren Way, Reno, Nevada 89509.

This Corporation may maintain an office, or offices, in such other place within or without the state of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of this Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the state of Nevada as well as within the state of Nevada.

ARTICLE 3
NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE

The aggregate number of shares that the Corporation will have authority to issue is Seventy-Five Million (75,000,000) shares of common stock, with a par value of $0.001 per share. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

ARTICLE 4
BOARD OF DIRECTORS

The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first board of Directors shall be listed as follows:

Name James H. Disher	Address 3990 Warren Way, Reno, NV 89509

ARTICLE 5
PURPOSE OF CORPORATION

The objects for which this Corporation is formed are to engage in any lawful activity provided for a corporation organized under the provisions of NRS 78.

ARTICLE 6
ACQUISITION OF CONTROLLOING INTEREST and
COMBINATIONS OF INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE 7
OTHER MATTERS

7.1 Stock Not Subject to Assessment. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

7.2 Perpetual Existence. The Corporation is to have perpetual existence.

7.3 Powers of Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

    Subject to the bylaws, if any, adopted by the Stockholders, to make, alter or amend the bylaws of the Corporation.

    To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

    By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the bylaws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

    When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

7.4 Stockholders Have No Subscription Rights. No Stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

7.5 Stockholders Meetings. Meeting of Stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

7.6 Limitation of Director's Liabilities. No director or officer of the Corporation shall be personally liable to the Corporation or any of its Stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any amendment to or repeal of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such amendment or repeal.

7.7 Indemnification of Directors. To the fullest extent permitted by the bylaws and Nevada law, this Corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

7.8 Amendment of Articles of Incorporation. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

ARTICLE 8
SIGNATURE OF INCORPORATOR

The signature, name and address of the Incorporator signing the Articles of Incorporation is as follows:

January 19, 2005	/s/ James H. Disher James H. Disher

I, Megan Hughes, for Eh? Clerical Services Inc., hereby accept as Resident Agent for the previously named Corporation.

January 24, 2005	/s/ Megan Hughes, for Eh? Clerical Services Inc. Megan Hughes, for Eh? Clerical Services Inc.